As filed with the Securities and Exchange Commission on January 14, 2003
                          Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                LEGG MASON, INC.
             (Exact name of registrant as specified in its charter)

            MARYLAND                                     52-1200960
-------------------------------               ---------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                   100 Light Street, Baltimore, Maryland 21202
                   -------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                      LEGG MASON WOOD WALKER, INCORPORATED
                      KEY EMPLOYEE PHANTOM STOCK AGREEMENTS
                            (Full Title of the Plan)


                            ROBERT F. PRICE, ESQUIRE
              Senior Vice President, General Counsel and Secretary
                                Legg Mason, Inc.
                                100 Light Street
                            Baltimore, Maryland 21202
                     (Name and address of agent for service)

                                 (410) 539-0000
         (Telephone number, including area code, of agent for service)

                             ______________________


                                        Proposed             Proposed
Title of              Amount             maximum              maximum           Amount of
securities to          to be          offering price     aggregate offering    registration
be registered      registered (1)      per share (2)           price                fee
-------------------------------------------------------------------------------------------

Common Stock        600,000 shs.         $ 51.045           $ 30,627,000         $ 2,818
($.10 Par Value)


(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the Legg Mason Wood Walker, Incorporated Key Employee Phantom Stock Agreements in connection with stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h). The proposed maximum offering price per share is based upon the average of the high and low sale prices for Legg Mason, Inc. common stock on the New York Stock Exchange on January 8, 2003.

                                EXPLANATORY NOTE

                  This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering an additional 600,000 shares of common stock, $.10 par value, of Legg Mason, Inc. (the "Company" or the "Registrant") issuable pursuant to Legg Mason Wood Walker, Incorporated Key Employee Phantom Stock Agreements (the "Agreements").

                  This Registration Statement hereby incorporates by reference the contents of the Company's previously filed Registration Statement on Form S-8 (Registration No.: 333-59841).

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Documents by Reference.

                  The  following   documents  filed  by  the  Company  with  the
Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2002.

                  (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2002 and September 30, 2002.

                  (c) The  description of the Company's  common stock,  $.10 par
value,   contained  in  Amendment  No.  5  to  the  Company's   Application  for
Registration on Form 8-A, filed February 23, 2001.

                  In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Independent Accountants
         -----------------------

                  The financial  statements  and financial  statement  schedules incorporated in this registration statement by reference to the Annual Report on Form 10-K of the Company for the year ended March 31, 2002 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         Item 5.  Interests of Named Experts and Counsel.

                  The validity of the shares of the Company's common stock registered hereby that will be newly issued by the Company have been passed upon for the Company by Robert F. Price, Esq., the Company's General Counsel, Senior Vice President and Secretary. Mr. Price beneficially owns, and has rights to acquire under any employee benefit plan of the Company, an aggregate of less than one percent of the common stock of the Company.

         Item 8.  Exhibits.

                                            Description of
         Exhibit Number                        Document
         --------------                     --------------

         4.1 Form of Legg Mason Wood Walker, Incorporated Key Employee Phantom Stock Agreement (incorporated by reference to Registration Statement No. 333-59841 on Form S-8).

         4.2 Articles of Incorporation of the Company, as amended (incorporated by reference to the Company's Form 10-Q for the quarter ended September 30, 2000).

         4.3 By-laws of the Company, as amended and restated April 25, 1988 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended March 31, 1988).

         5                         Opinion of Robert F. Price, Esq.,
                                   Senior Vice President, General
                                   Counsel and Secretary of the Registrant.

         23(a)                     Consent  of   PricewaterhouseCoopers
                                   LLP, Independent Accountants.

         23(b)                     Consent  of  Robert F.  Price,  Esq.
                                   (included in Exhibit 5).

         24 Powers of Attorney of certain directors of the Registrant (included on signature pages hereto).

                  The Agreements are not intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended.

                                   SIGNATURES
                                   ----------

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on the 14th day of January, 2003.

                                       LEGG MASON, INC.



                                       By: /s/ Robert F. Price
                                           -----------------------------------
                                           Robert F. Price
                                           Senior Vice President


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raymond A. Mason, Richard J. Himelfarb and Robert F. Price, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting singly, full power and authority to do and perform each and every act and thing necessary and requisite to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                           Date
---------                    -----                           ----


/s/ Raymond A. Mason
------------------------
Raymond A. Mason             Chairman of the Board,          January 14, 2003
                             President and Chief
                             Executive Officer
                             (Principal Executive
                             Officer)

[SIGNATURES CONTINUED]



/s/ Charles J. Daley, Jr.
------------------------
Charles J. Daley, Jr.        Senior Vice President and       January 14, 2003
                             Treasurer
                             (Principal Financial and
                             Accounting Officer)



/s/ Harold L. Adams
------------------------     Director                        January  14, 2003
Harold L. Adams




/s/ Dennis R. Beresford
------------------------     Director                        January  14, 2003
Dennis R. Beresford




________________________     Director                        ___________, 2003
Carl Bildt




/s/ James W. Brinkley
------------------------     Director                        January  14, 2003
James W. Brinkley



/s/ Harry M. Ford, Jr.
------------------------     Director                        January  14, 2003
Harry M. Ford, Jr.



/s/ Richard J. Himelfarb
------------------------     Director                        January  14, 2003
Richard J. Himelfarb

[SIGNATURES CONTINUED]



/s/ John E. Koerner, III
-------------------------    Director                        January  14, 2003
John E. Koerner, III



/s/ Edward I. O'Brien
------------------------     Director                        January  14, 2003
Edward I. O'Brien



/s/ Peter F. O'Malley
------------------------     Director                        January  14, 2003
Peter F. O'Malley



/s/ Nicholas J. St. George
--------------------------   Director                        January  14, 2003
Nicholas J. St. George



/s/ Roger W. Schipke
------------------------     Director                        January  14, 2003
Roger W. Schipke




/s/ Kurt L. Schmoke
-------------------------    Director                        January  14, 2003
Kurt L. Schmoke




/s/ James E. Ukrop
-------------------------    Director                        January  14, 2003
James E. Ukrop

                                  EXHIBIT INDEX

                     Description of
Exhibit Number          Document
--------------       --------------

4.1 Form of Legg Mason Wood Walker, Incorporated Key Employee Phantom Stock Agreement (incorporated by reference to Registration Statement No. 333-59841 on Form S-8).

4.2 Articles of Incorporation of the Company, as amended (incorporated by reference to the Company's Form 10-Q for the quarter ended September 30, 2000).

4.3 By-laws of the Company, as amended and restated April 25, 1988 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended March 31, 1988).


5                    Opinion of Robert F. Price, Esq.,
                     Senior Vice President and
                     General Counsel of the Registrant.

23(a)                Consent   of   PricewaterhouseCoopers   LLP,
                     Independent Accountants.

23(b) Consent of Robert F. Price, Esq. (included in Exhibit 5).

24                   Powers of Attorney of certain directors
                     of the Registrant (included on signature pages hereto).